Exhibit 99.1

FOR IMMEDIATE RELEASE:

Guaranty Bancorp Announces Redemption of Certain of its Trust Preferred Securities

DENVER, January 4, 2013 — Guaranty Bancorp (Nasdaq: GBNK), a Colorado-based, community bank holding company, announced it has submitted redemption notices to the trustee for the following trust preferred securities:

(i)                                     All $10.0 million of the outstanding 10.6% trust preferred securities of CenBank Statutory Trust Capital I (“CenBank Trust I”), which will be redeemed March 7, 2013, and

(ii)                                  All $5.0 million of the outstanding 10.2% trust preferred securities of CenBank Statutory Trust Capital II (“CenBank Trust II”), which will be redeemed February 22, 2013.

The trust preferred securities are callable on the redemption dates specified above at the option of the company. The redemptions will be funded with available cash. The annual interest savings associated with these two trust preferred securities is approximately $1.6 million. Each of the CenBank Trust I and CenBank Trust II trust preferred securities will be redeemed at a price equal to 104.24% and 104.08% of the liquidation amount of $1,000 per trust preferred security, respectively, plus all accrued and unpaid distributions to the respective redemption dates.

Paul W. Taylor, Guaranty Bancorp’s President and Chief Executive Officer, stated, “We are pleased to be redeeming these high-cost securities early for the favorable impact we expect on our net income, earnings per share, cost of funds, return on assets and return on equity.”

Prior to redemption, these two securities were treated as Tier 1 Capital for regulatory reporting purposes.  The company’s pro forma capital ratios, taking into account the redemption of these two securities as of September 30, 2012, are as follows:

	Actual	Pro Forma
	Ratios	Ratios
Total Capital Ratio	16.46%	15.39%
Tier 1 Risk Based Capital Ratio	15.20%	14.13%
Leverage Ratio	12.16%	11.35%

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 28 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The bank provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-

sized businesses, including the owners and employees of those businesses. The bank also provides wealth management services including private banking, investment management and trust services. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties.  The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact Information

Christopher G. Treece

E.V.P., Chief Financial Officer & Secretary

Guaranty Bancorp

1331 Seventeenth Street, Suite 345

Denver, CO 80202

303.675.1194